DEVELOPMENT AND DISTRIBUTION AGREEMENT

         This DEVELOPMENT AND DISTRIBUTION AGREEMENT (this 'Agreement') is entered into as of the 8 day of June, 1998 ('Effective Date'), by and between OSTEX INTERNATIONAL, INC., a Washington corporation having its principal place of business at 2203 Airport Way South, Suite 400, Seattle, Washington 98134 ('Ostex'), and METRIKA, INC., a California corporation having its principal place of business at 510 Oakmead Parkway, Sunnyvale, CA 94086 ('Metrika').

                                    RECITALS

         A. The Washington Research Foundation, a nonprofit Washington corporation ('WRF'), is the owner, by way of assignment from the University of Washington, of all right, title, and interest in certain technology developed out of research conducted by Dr. David Eyre and generally described as the 'Urinary Assay for Bone Resorption.'

         B. Pursuant to that certain Restated Exclusive License Agreement between Ostex and WRF, effective June 29, 1992 as amended, the ('WRF/Ostex Exclusive License Agreement'), WRF granted Ostex an exclusive, worldwide license to make, have made, assign, sublicense, lease, develop, enhance, modify, produce, reproduce, demonstrate, market, promote, sell, distribute, use, exploit and otherwise commercialize and prepare derivations of certain of the Bone Resorption Technology (as defined below).

         C. Ostex engages in the research, development, manufacture, and sale of diagnostic and therapeutic products in the field of bone and mineral metabolism in applications related to bone resorption and collagen and connective tissue degradation, and has developed a proprietary immunoassay to determine the levels of NTx epitope collagen metabolite resulting from bone resorption ('NTx Assay Technology' as further defined below), which it has implemented in a microtiter format suitable for use in centralized laboratories ('Osteomark(R) Laboratory Test').

         D. Metrika has developed a single-use disposable diagnostic device ('Digital Response(R) Device' as defined below) which uses Metrika's proprietary MODM(R) Technology (as defined below).

         E. Ostex and Metrika entered into that certain Joint Development, License and Co-Marketing Agreement dated April 10, 1997 ('Co-Marketing Agreement') pursuant to which the parties would jointly develop, manufacture, promote, market and sell a Digital Response Device incorporating Ostex's NTx Assay Technology.

         F. The parties now desire to supersede and replace the Co-Marketing Agreement by entering into this Agreement pursuant to which Metrika will develop and supply the NTx/Digital Response Device (as defined below) to Ostex, and Ostex will have the exclusive right to market and distribute the NTx/Digital Response Device throughout the world.

                               TERMS OF AGREEMENT

         In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS. The following definitions shall apply throughout this Agreement.

                  'AFFILIATE' means, with respect to any person or entity, any individual, corporation, company, firm, partnership or other entity controlled by, in control of, or under common control with, such person or entity, where 'control' means direct or indirect legal or beneficial ownership of fifty percent (50%) or more of the shares, business interests, or voting securities of another corporation, company, firm, partnership or other entity.

                  'BONE RESORPTION TECHNOLOGY' means all technology to which Ostex has any rights as of the Effective Date or during the Term of this Agreement relating to assays, methods, and materials, including Critical Reagents, for measuring bone collagen metabolites, including, without limitation, that technology developed in connection with research conducted by Dr. David Eyre, owned by the Washington Research Foundation, and licensed exclusively to Ostex. The Bone Resorption Technology includes, without limitation, the urinary diagnostic assay known as the Osteomark immunoassay.

                  'CLIA WAIVER' means the receipt of a certificate from the U.S. Center for Disease Control confirming the waived status of the NTx/Digital Response Device for POC applications pursuant to the Clinical Laboratory Improvement Amendments of 1988 ('CLIA').

                  'CONFIDENTIAL INFORMATION' means any and all normally non-public information communicated or disclosed by one party ('Discloser') to the other party ('Recipient'), including information describing or relating to the Discloser's business and marketing plans and strategies, financial information, or customer information, and any and all information communicated or disclosed by the Discloser to Recipient describing or relating to the Discloser's research and development, Know-How, inventions, trade secrets, technical data, formulae, drawings, designs, software, models, samples, kits, processes, product development data and information, provided, however, that 'Confidential Information' shall not be deemed to include information which the Recipient can demonstrate by written proof: (i) is now, or hereafter becomes, through no fault on the part of the Recipient, generally known or available;
(ii) is known by the Recipient at the time of receiving such information; (iii) is furnished generally to others by Discloser without restriction on disclosure;
(iv) is hereafter furnished to the Recipient by a third party unrelated to Discloser, as a matter of right and without any breach of any duty of non-disclosure; (v) is independently developed by the Recipient without use of or reference to any Confidential Information of Discloser; or (vi) is the subject of express written permission to disclose provided by Discloser. Without limiting the generality of the foregoing, Confidential Information may include information developed by a the Discloser during the course of this Agreement.

                  'COGS' means all costs of materials and components (including purchase costs and royalties payable to third parties) and personnel expended on manufacturing and quality control, relating to the Critical Regents supplied by Ostex to Metrika

                  NOTE: CONFIDENTIAL TREATMENT REQUESTED.



                  hereunder, plus a portion of manufacturing overhead (including, but not limited to, inventory costs relating to spoilage, insurance, depreciation, administrative expenses, indirect employee expenses and quality assurance expenses) based on the portion of resources allocated to manufacturing, calculated in accordance with U.S. generally accepted accounting principles, less that portion of such costs attributable to capacity allocated to other products manufactured by Ostex.

                  'CRITICAL REAGENTS' means the set of reagents required by Metrika to be supplied by Ostex, or an Ostex appointed third party hereunder, for use in the manufacture, quality control, and/or clinical trials or field studies of the NTx/Digital Response Device. As of the Effective Date of this Agreement, such Critical Reagents are limited to: (i) the XXXXX antibody (clone designation XXXXX); (ii) the NTx Concentrate described in Ostex DOC No. 2007, or equivalent material which can be used for formulation of controls and calibrators; (iii) the Gold Reference Calibrators ('3000 nM Gold') described in Ostex DOC No. 0019; and (iv) the FDA cleared Osteomark Laboratory Test Kit manufactured by Ostex. These Critical Reagents may be changed upon mutual agreement of the parties and reasonable notice to scale up to commercial quantities. The specifications of the present Critical Reagents are attached hereto as Exhibit C.

                  'DIGITAL RESPONSE DEVICE' means that certain diagnostic platform developed by Metrika which uses MODM Technology for simultaneous measurement of quantitative immunoassays and general chemistries in a single-use, fully disposable in vitro diagnostic device. Such device includes a small integrated liquid crystal display for display of results and a modified serial port interface for communication with an accessory docking station. The Digital Response Device is capable of calculating and displaying ratioed results such as NTx (nM)/Creatinine (mM).

                  'DISCOVERY' means any scientific, technological, or commercial invention, discovery, development, improvement, Know-How, or product made in the course of performing the activities contemplated by the parties under this Agreement, whether or not the same is patentable.

                  'FDA' means the U.S. Food and Drug Administration or any successor agency thereof.

                  'FIELD OF USE' means the point-of-care (POC) (as defined below) and over-the-counter (OTC) (as defined below) markets and any other commercial markets.

                  'QSR' shall mean Quality System Regulation as such term is defined under the laws and regulations promulgated by the FDA.

                  'METRIKA PATENT RIGHTS' means any and all patents and patent applications or equivalent thereof, anywhere in the Territory relating to MODM Technology and the Digital Response Device: (i) that would be infringed by the unlicensed use, sale, offer for sale and importation of the NTx/Digital Response Device in the Territory in the Field; (ii) that are owned or controlled by Metrika as of the Effective Date and during the Term; and (iii) under which Metrika has the right to license to Ostex hereunder.

NOTE: CONFIDENTIAL TREATMENT REQUESTED.

                  'MODM TECHNOLOGY' means that certain proprietary technology developed by Metrika which integrates digital electronics, micro-optics and dry reagent chemistries and which allows quantitative, reflectance based measurements of immunoassays (such as the measurement of urinary NTx levels) and general chemistries (such as the measurement of urinary creatinine levels) to be measured simultaneously.

                  'NTX ASSAY TECHNOLOGY' means an immunoassay for bone collagen metabolites comprising an NTx Epitope, together with associated controls to which Ostex has rights as of the Effective Date or during the Term of this Agreement.

                  'NTX/DIGITAL RESPONSE DEVICE' means that certain Digital Response Device incorporating NTx Assay Technology developed and supplied by Metrika to Ostex pursuant to this Agreement as defined in the specifications therefor attached hereto as EXHIBIT A ('SPECIFICATIONS').

                  'NTX EPITOPE' means a conformational structure included within the natural crosslinked amino-terminal telopeptides from type I collagen, to which the monoclonal antibody (mAb) produced from the hybridoma XXXXX and/or an appropriate alternative antibody binds specifically by immunoaffinity, or similar NTx epitopes resulting from bone resorption which may be developed or marketed by Ostex in any form during the Term of this Agreement.

                  'OSTEX INTELLECTUAL PROPERTY RIGHTS' means all Ostex Patent Rights and Ostex Know-How.

                  'OSTEX KNOW-HOW' means any method, information, procedure, process, composition of matter, biological material, or other subject matter relating to the NTx Assay Technology, Bone Resorption Technology or Critical Reagents which: (i) has been developed or acquired by Ostex, prior to or during the Term of this Agreement; (ii) may be required by Metrika to develop and manufacture the NTx/Digital Response Device pursuant to this Agreement; and
(iii) Ostex has the right to license to Metrika hereunder.

                  'OSTEX PATENT RIGHTS' means any and all patents and patent applications or equivalent thereof, anywhere in the Territory relating to the NTx Assay Technology or Critical Reagents, including but not limited to those patents and patent applications licensed to Ostex pursuant to the WRF/Ostex Exclusive License Agreement: (i) that would be infringed by the unlicensed use of the Critical Reagents and/or NTx Assay Technology and the unlicensed development, manufacture and use of the NTx/Digital Response Device; (ii) that are owned by or controlled by Ostex as of the Effective Date and during the Term; and (iii) under which Ostex has the right to license to Metrika hereunder.

                  'OTC' shall mean XXXXXXXXXXXX.

                  'POC' shall mean XXXXXXXXXXXXX.

                  'SALE' shall mean any and all transactions whereby Ostex sells, leases, rents, or otherwise transfers or disposes of to (i) any end-user, including without limitation any physician's office or clinical laboratory purchaser, or (ii) any third-party distributor, any right of ownership, or any other right to possession.

                  'SHELF-LIFE' shall mean the time interval from the date of product manufacture to product shelf life expiration.

                  'TERRITORY' means all of the countries of the world.

         2.       LICENSE GRANTS.

                  2.1 OSTEX INTELLECTUAL PROPERTY RIGHTS. Subject to the terms of this Agreement, Ostex hereby grants to Metrika and its Affiliates and permitted assigns, for the Term of this Agreement, and Metrika hereby accepts, a non-exclusive, worldwide (except in Japan) license in and under the Ostex Intellectual Property Rights, to use the Critical Regents and the NTx Assay Technology to develop, manufacture, and use (so long as such use is restricted to the use required by Metrika to perform its responsibilities under this Agreement or for Metrika's own internal research and development purposes relating to the Digital Response Device or MODM Technology) the NTx/Digital Response Device, and to sell the NTx/Digital Response Device only to Ostex. The license granted to Metrika hereunder may not be sublicensed or transferred by Metrika, except to third party manufacturers appointed by Metrika in accordance with Section 4.2.

                  2.2 METRIKA INTELLECTUAL PROPERTY RIGHTS. Subject to the terms of this Agreement, Metrika hereby grants to Ostex and its Affiliates and permitted assigns, for the Term of this Agreement, and Ostex hereby accepts, an exclusive (as set forth in Section 5.2.1), license in and under the Metrika Patent Rights, to market, promote, have marketed and promoted, sell, have sold, distribute and have distributed (but not to make or have made) throughout the Territory, the NTx/Digital Response Device within the Field of Use. The license granted to Ostex hereunder may not be sublicensed or transferred by Ostex, except to Subdistributors in accordance with Section 5.1.

                  2.3 RESERVATION OF RIGHTS. Except as expressly provided herein, no right, title, or license is granted, whether express or implied, by either party to the other to such party's Intellectual Property Rights. Nothing in this Agreement shall be deemed to restrict either party's right to exploit any of its own Intellectual Property Rights not expressly granted to the other party hereunder.

         3.       DEVELOPMENT.

                  3.1 METRIKA RESPONSIBILITIES. Subject to the terms and conditions of this Agreement, Metrika shall be responsible for development of the NTx/Digital Response Device. In addition, Metrika shall be responsible for:
(i) performing clinical trials and obtaining FDA clearance to market and sell the NTx/Digital Response Device for POC applications in the U.S.; (ii) obtaining CLIA Waiver for the NTx/Digital Response Device for POC applications; (iii) obtaining and maintaining the CE Mark and all other required pan-European certifications for the NTx/Digital Response Device, and

                  NOTE: CONFIDENTIAL TREATMENT REQUESTED.



(iv) providing reasonable assistance and existing performance or stability data reasonably requested by Ostex and/or its appointed distributors which is necessary to obtain marketing and/or reimbursement approval for countries other than the United States. Ostex and Metrika hereby agree to the pre-launch working relationship responsibilities for the POC NTx/Digital Response Device as set forth in EXHIBIT B hereto.

                  3.2 DEVELOPMENT TIMELINE. Metrika shall use its reasonable commercial efforts to obtain 510(k) clearance for the NTx/Digital Response Device for POC applications prior to XXXXX and obtain CLIA Waiver of the NTx/Digital Response Device for POC applications prior to XXXXX. Notwithstanding anything to the contrary in Section 10 of this Agreement, if Metrika fails to obtain such 510(k) clearance or CLIA Waiver by the dates sets forth in this
Section 3.2, Ostex may elect to terminate this Agreement immediately, with no cure period available to Metrika, upon written notice to Metrika. Such termination shall constitute Ostex's sole and exclusive remedy for such failure by Metrika to meet such dates.

                  3.3 DOCKING STATIONS. If Metrika develops, during the Term, a universal docking station for use with Digital Response Devices, Metrika will make such docking station available to Ostex on terms XXXXXXXXXXXXXX under which Metrika has made such instrument(s) available to third parties, including third party distributors, provided that: (i) such third party has not paid Metrika a license, development or other fee for rights to such instrument(s); or (ii) there are no terms, commercial circumstances and conditions which would compensate for Metrika's granting of such more favorable terms to such third parties; or (iii) such reasonably less terms are no less than a XXXXXX margin to Metrika, so long as Metrika is not making such docking station available at more favorable terms (XXXXXXXXXXXXX Metrika) to third parties that are not described by (i) or (ii) of this Section 3.3.

                  3.4      OSTEX RESPONSIBILITIES.

                           3.4.1    CRITICAL REAGENTS FOR DEVELOPMENT OF
NTX/DIGITAL RESPONSE DEVICE. Ostex shall supply to Metrika such reasonable quantities of Critical Reagents as shall be necessary or useful for the purpose of Metrika performing its responsibilities described under Section 3.1.

                           3.4.2    ASSISTANCE TO METRIKA.  Upon reasonable
request by Metrika, Ostex shall make
available key employees to provide consultation, advice, assistance, and scientific direction to Metrika relating to development of the NTx/Digital Response Device. Without limiting the generality of the foregoing, Ostex shall make available to Metrika personnel trained in and knowledgeable of the Bone Resorption Technology and performance characteristics of the NTx Assay Technology. Except as otherwise specifically provided in this Agreement, each party shall bear its own costs and expenses associated with all facilities, materials, and employee time devoted to this effort. Neither party shall be obligated to disclose their Confidential Information to the other, except to the extent necessary for the performance of each party's obligations under this Agreement. Ostex shall assist Metrika, at either party's reasonable request, in the technical training of a mutually determined number of Metrika's employees, such training to include provision of information as to the nature, use and proper care of Critical Reagents. Any such training shall be provided at Ostex's principal place of

NOTE: CONFIDENTIAL TREATMENT REQUESTED.

business,   and  Metrika   shall  be  solely   responsible   for  all  costs  of
transportation, lodging, and other expenses of trainees incidental to such training. During the Term hereof, Ostex shall use its commercially reasonable efforts to respond to technical questions or problems which may arise from time to time in connection with the Critical Reagents and NTx Assay Technology.

                           3.4.3    CLINICAL AND REGULATORY. Other than as
provided in Section 3.1, Ostex shall be
responsible for all additional clinical and other regulatory activities and obtaining all required approvals to market, distribute, and sell the NTx/Digital Response Device in the Territory in the Field of Use. Ostex may contract Metrika to perform any such regulatory activities upon terms and conditions to be agreed to by the parties.

                  3.5 ACCESS TO CLINICAL DATA. Each party shall provide the other party with full access to all clinical trial data and regulatory submissions, in such party's possession or control. It is acknowledged that such information will be subject to the confidentiality provisions set out in this Agreement, to the extent applicable, as well as confidentiality provisions necessary to protect patient privacy; provided, however, that such information may, as necessary and appropriate, be transmitted to proper regulatory authorities in connection with the seeking of regulatory product approvals, and may be used in connection with Ostex's marketing activities for the NTx/Digital Response Device.

         4.       MANUFACTURE AND SUPPLY.

                  4.1 MANUFACTURING. Metrika shall develop the capacity to manufacture reasonable commercial quantities of the NTx/Digital Response Device in accordance with the Specifications and QSR, and thereafter Metrika shall manufacture or have manufactured NTx/Digital Response Devices for supply to Ostex pursuant to Section 4.5. Metrika shall, during the Term, in good faith, diligently attempt to extend the Shelf-Life of the NTx/Digital Response, with the objective of achieving a Shelf-Life of no less than XXXXX months by the time the NTx/Digital Response Device receives 510 (k) clearance and the goal of continuously extending the Shelf-Life to not less than XXXXX months. Metrika will generate and document data to support Shelf-Life extensions in accordance with FDA regulatory requirements including QSR. Metrika shall notify Ostex in writing within thirty (30) days of achieving any extension of Shelf-Life and will provide Ostex with any supporting data and documentation therefor.

                  4.2 THIRD-PARTY MANUFACTURING ON BEHALF OF METRIKA. Metrika shall have the right to appoint a third party manufacturer(s) to conduct strip manufacturing, final assembly, and/or quality control of the NTx/Digital Response Device, provided that Metrika shall promptly notify Ostex in writing of any such appointment(s). In the event that Metrika licenses a third party to manufacture NTx/Digital Response Devices to be supplied to Ostex under this Agreement, Metrika shall ensure and provide evidence to Ostex demonstrating that such third-party manufacturer complies with QSR and all applicable governmental regulations relating thereto and is in compliance with the quality standards established by the International Standards Organization, Rules 9002 and amendments or successors thereto ('ISO 9000') or warrants that it will comply with such standards when legally required to do so.

                  4.3 PRODUCT WARRANT; QUALITY CONTROL. Metrika warrants to Ostex that all NTx/Digital Response Devices sold by Metrika to Ostex hereunder shall (i) comply with the Specifications when used in accordance with applicable Metrika instructions, as may be modified by mutual agreement of the parties,
(ii) be free from defects in material and workmanship, and (iii) comply with all applicable laws, rules and regulations related to the manufacture and distribution of such product (to the extent applicable to a manufacturer). Without limiting the generality of the foregoing, Metrika warrants that all NTx/Digital Response Devices manufactured and supplied for the United States market under this Agreement shall be manufactured, tested, documented, packaged, and transported in compliance with QSR and that all NTx/Digital Response Devices manufactured and supplied under this Agreement, regardless of intended market, shall be manufactured, tested, documented, packaged and transported in compliance with appropriate quality assurance requirements agreed to by the parties. Ostex shall have the right to audit and inspect Metrika facilities, books, and records, during normal business hours and upon reasonable notice to Metrika, but only to the extent reasonably necessary to confirm such compliance, and only in good faith. Metrika further represents that it is working toward compliance with the quality standards established by ISO 9000 and warrants that it will comply with such standards when legally required to do so. In the event that Ostex demonstrates that any NTx/Digital Response Device supplied pursuant to this Agreement fails to meet these specifications and warranties during the Shelf-Life of such NTx/Digital Response Device, Metrika shall, as Ostex's sole remedy for such failure, immediately replace said product (demonstrated by Ostex as non-conforming, in accordance with reasonable procedures), with product which conforms to the above specifications and warranties. These warranties shall not apply to any item that is subjected to abuse, stress, or misuse, or used in any manner inconsistent with applicable Metrika instructions.

                  4.4 CRITICAL REAGENTS FOR MANUFACTURING NTX/DIGITAL RESPONSE DEVICE. Ostex shall supply to Metrika (or such manufacturer(s) as Metrika shall designate), and Metrika (or said manufacturer(s)) shall purchase from Ostex, Metrika's (or said manufacturer's) requirements for Critical Reagents for the purpose of manufacturing the NTx/Digital Response Device pursuant to the terms and conditions of this Agreement.

                           4.4.1  FORECAST OF DEMAND.  Within sixty (60) days of
the start of each calendar
quarter, Metrika or its designated manufacturer(s) shall deliver to Ostex a 'rolling' forecast of quantities of Critical Reagents to be purchased by Metrika and its designated manufacturer(s) and supplied by Ostex during the following quarter, and each of the subsequent three quarters (the 'Rolling Forecast'). Each Rolling Forecast shall be considered a purchase order with respect to the forecasted demand for Critical Reagents over the first three (3) months thereof. The forecasted demand for the remaining three quarters of each Rolling Forecast shall be used by Ostex for planning purposes, but shall not be binding on Metrika and its designated manufacturer(s).

                           4.4.2 FAILURE TO SUPPLY. In the event that Ostex does not meet the demand for Critical Reagents ordered pursuant to Section,
4.4.1, excepting a suspension of further shipment pursuant to Section 4.4.4, in addition to all other rights available hereunder, Metrika shall be relieved of all supply obligations to Ostex of NTx/Digital Response Devices hereunder until Ostex is able to supply Metrika's, or its designated manufacturer's, demand for Critical Reagents.

NOTE: CONFIDENTIAL TREATMENT REQUESTED.

                           4.4.3    PRICE.  Metrika or its designated
     manufacturer(s) shall pay Ostex a non-royalty transfer price for Critical Reagents ('Transfer Price'). All Critical Reagents, excluding the FDA cleared, 96 well Osteomark Laboratory Test Kit manufactured by Ostex, will have a Transfer Price equal to (i) XXXXX; or (ii) XXXXXXXXXXX; or
(iii) some other mutually agreed upon Transfer Price. Ostex shall maintain accurate books and records with respect to the calculation of XXXXX the Critical Reagents supplied to Metrika hereunder for a period of three (3) years. Upon the request of Metrika, Ostex will provide access to an independent public accountant designated by Metrika, but no more than once per calendar year, during regular business hours and upon reasonable advance prior notice, to all accounting records necessary or appropriate to verify XXXXX for Critical Reagents supplied to Metrika hereunder. Any adjustment determined appropriate by such audit shall be due and payable within thirty (30) days following completion of such audit, together with interest calculated at a rate equal to the prime lending rate reported in the Wall Street Journal for the last day of the audited period plus two percent (+2%), or the maximum interest rate then permitted under applicable laws, whichever rate is lower. All costs for such audits shall be borne by Metrika unless the audit shows an over charge of XXXXX or more, in which case the costs of said audit shall be borne by Ostex. The Transfer Price for the FDA cleared, 96 well Osteomark Laboratory Test Kit manufactured by Ostex shall be XXXXX each.

                           4.4.4    PAYMENT.  Payment for each shipment of
     Critical Reagents shall be made by Metrika or its designated manufacturer(s) within thirty (30) days of the date of invoice, it being agreed that such invoice shall not be dated prior to shipment of the Critical Reagents to which such invoice relates. In the event that Metrika or its designated manufacturer(s) fails to comply with the payment terms of this Section 4.4.4, Ostex shall have the right, in addition to all other rights available under this Agreement, to (i) suspend further shipment of Critical Reagents until such breach is cured or (ii) with Metrika's written approval, offset amounts owed by Ostex to Metrika for the NTx/Digital Response Device invoiced pursuant to Section 4.5.6 with the amount owed under this
Section 4.4.4.

                           4.4.5    ACTIONS  REQUIRING  OSTEX'S PRIOR
     WRITTEN CONSENT. Metrika shall not, without Ostex's prior written consent, which consent may be withheld at Ostex's sole discretion, manufacture or use any Critical Reagent to the extent such Critical Reagents are proprietary to Ostex.

                           4.4.6 THIRD-PARTY MANUFACTURING ON BEHALF OF OSTEX. In the event that Ostex contracts with a third party to manufacture
Critical Reagents to be supplied under this Agreement, Ostex shall ensure and provide evidence to Metrika demonstrating that such third-party manufacturer complies with QSR and all applicable governmental regulations relating thereto and is in compliance with the quality standards established by the International Standards Organization, Rules 9002 and amendments or successors thereto ('ISO 9000') or warrants that it will comply with such standards when legally required to do so.

                                            4.4.7    PRODUCT WARRANTY; QUALITY
     CONTROL. Ostex warrants to Metrika and its designated manufacturer(s) that all Critical Reagents sold by Ostex or its contract manufacturer hereunder shall
(i) comply with the specifications therefor attached hereto as EXHIBIT C and amendments thereto as mutually agreed upon by the parties, (ii) be free from defects in material and workmanship, and (iii) comply with all applicable laws, rules and regulations related to the manufacture and distribution of such product (to the extent applicable to a manufacturer). Without limiting the generality of the foregoing, Ostex warrants that all Critical Reagents manufactured and supplied to Metrika and its designated manufacturer under this Agreement shall be manufactured, tested, documented, packaged, and transported in compliance with QSR by the 510(k) clearance date; and that all Critical Reagents manufactured and supplied under this Agreement, shall be manufactured, tested, documented, packaged and transported in compliance with Metrika's reasonable quality assurance requirements. Metrika shall have the right to audit and inspect Ostex facilities, books, and records to confirm such compliance.
     Ostex further represents that it is working toward compliance with the quality standards established by ISO 9000 and warrants that it will comply with such standards when legally required to do so. In the event that Metrika or its designated manufacturer(s) demonstrates within one year of receipt that any Critical Reagent supplied pursuant to this Agreement fails to meet these specifications and warranties, Ostex shall, as Metrika's sole remedy for such failure, immediately replace said product (demonstrated by Metrika or its designated manufacturer(s) as non-conforming, in accordance with reasonable procedures), with product which conforms to the above specifications and warranties. These warranties shall not apply to any item that is subjected to abuse, stress, or misuse, or used in any manner inconsistent with applicable Ostex instructions.

                                    4.4.8   DELIVERY.  All Critical Reagents
     purchased under this Agreement shall be shipped to the location set forth in the purchase order therefor, F.O.B. Origin. All freight and insurance shall be paid by Metrika. Title and risk of loss passes to Metrika when the Product leaves Ostex's or its third party's manufacturing facility. Metrika shall be solely responsible for the payment of all freight and insurance and other costs, expenses, fees, duties, imports and charges of whatever kind in nature arising from the shipment, delivery or importation of the Critical Reagents to Metrika's place of manufacture. Metrika shall solely be responsible for taking all actions necessary to obtain clearance to import the Critical Reagents to Metrika's place of manufacture and Metrika warrants that it will comply in all respects with any applicable export restrictions for the Critical Reagents.

                           4.4.9 INVENTORY. At all times during the Term of this Agreement, Ostex shall supply and keep sufficient inventory of
Critical Reagents to carry out reasonable demand or orders for the NTx/Digital Response Device(s) without undue delay.

                  4.5 SUPPLY OF NTX/DIGITAL RESPONSE DEVICE. Subject to the terms and conditions of this Agreement, Metrika shall supply, and Ostex shall purchase from

                  Metrika (or its designated manufacturer), all of Ostex's requirements for NTx/Digital Response Devices for sale in the Territory in the Field of Use hereunder.

                  4.5.1 MINIMUMS. Commencing from the receipt of 510(k) clearance of the NTx/Digital Response device, Ostex shall be obligated to purchase from Metrika minimum quantities of NTx/Digital Response Devices per month, or such quantity per quarter equal to the sum of the quantities required for 3 individual months ('Minimum Volumes') in accordance with the chart attached hereto as EXHIBIT D; provided, however, Ostex shall not be required to purchase the Minimum Volumes applicable for a month if, during such month: (A) the NTx/Digital Response Device does not have either: (i) the required CLIA Waiver status; or (ii) the required Shelf-Life as set forth in EXHIBIT D; or (B) supplies of the NTx/Digital Response Device are not timely delivered by Metrika or its designated manufacturer to Ostex in accordance with this Agreement, unless such failure by Metrika or its designated manufacturer to supply NTx/Digital Response Devices to Ostex results from the failure of Ostex or its designated manufacturer to timely supply Critical Reagents to Metrika in accordance with this Agreement; or (C) the NTx/Digital Response Device does not meet the Specifications in Exhibit A, unless such non-conformance of the NTx/Digital Response Device to the Specifications is due to the non-conformance of any of the Critical Reagents used in the manufacture or quality control of the NTx/Digital Response Device to the specifications for Critical Reagents in Exhibit C.

                           4.5.2    FORECAST OF DEMAND.  Within sixty (60)
     days of the start of each calendar quarter, Ostex shall deliver to Metrika a rolling forecast, by quarters, of the quantities of the NTx/Digital Response Device for which Ostex expects to submit purchase orders during the subsequent four quarters (the 'Rolling Forecast'). Ostex shall be obligated to submit purchase orders for NTx/Digital Response Devices in accordance with the quantities corresponding to the first quarter of each Rolling Forecast. The quantities forecasted for the remaining period of each Rolling Forecast shall be used by Metrika for planning purposes and shall not be binding on Ostex.

                           4.5.3 ORDER AND ACCEPTANCE. All orders for the NTx/Digital Response Device shall be by means of signed written purchase orders by Ostex to Metrika, sent to Metrika at Metrika's address for notice hereunder specifying the required quantity and delivery address, and requesting a delivery date not less than sixty (60) days after Metrika's receipt of such purchase order. Orders may initially be placed by telephone or telecopy; PROVIDED, HOWEVER, that a signed confirming purchase order is received in writing (which may include telecopy transmission) by Metrika. Notwithstanding anything herein to the contrary, no order shall be binding upon Metrika until accepted by Metrika in writing. Each party may cancel or reschedule purchase orders only with prior written approval of the other party.

                           4.5.4 DELIVERY. NTx/Digital Response Devices shall be delivered on the date specified in the purchase orders hereunder.
Metrika agrees to deliver NTx/Digital Response Devices no later than two (2) months after its date of manufacture.

                           All NTx/Digital Response Devices delivered pursuant to the terms of this Agreement shall be delivered pre-labeled and packaged in a product box with a dropper and package insert. Metrika shall provide NTx/Digital Response Devices, foil pouched and labeled with a single-color laser printed label, and one dropper sealed in each pouch. Ostex shall provide the product box, package insert and all other labels ('Packaging Materials') for Metrika's use in packaging the NTx/Digital Response Device as described hereunder. Metrika shall suitably pack the NTx/Digital Response Device for shipment by surface or air, at Ostex's discretion, in Metrika's standard shipping cartons. Metrika shall ship the NTx/Digital Response Device to Ostex using the carrier specified in the purchase order; PROVIDED, HOWEVER, that if Ostex does not provide instructions with respect to the carrier to be used, Metrika shall select the carrier. The NTx/Digital Response Device shall be shipped F.O.B. Metrika's manufacturing facility in Sunnyvale, California. All freight and insurance shall be paid by Ostex. Title and risk of loss passes to Ostex when the Product leaves Metrika's manufacturing facility. Ostex shall be solely responsible for the payment of all freight and insurance and other costs, expenses, fees, duties, imports and charges of whatever kind in nature arising from the shipment, delivery or importation of the NTx/Digital Response Device into the Territory. Ostex shall solely be responsible for taking all actions necessary to obtain clearance to import the NTx/Digital Response Device into and throughout the Territory and Ostex warrants that it will comply in all respects with any applicable export restrictions for the NTx/Digital Response Device. The Parties will work together in the event of supply problems to ensure customers do not switch to alternative products.

                           4.5.5    INVOICING.  Metrika shall submit an
     invoice, packing list and airway bill to Ostex upon each shipment of the NTx/Digital Response Device ordered by Ostex. All invoices and other shipping documents shall be sent first by fax, followed by business mail to Ostex's address for notices hereunder, without regard to the actual shipping address. Each such invoice shall state Ostex's aggregate and unit invoice price for the NTx/Digital Response Device in a given shipment.

                           4.5.6 PRICING AND PAYMENT. The transfer price for each unit of NTx/Digital Response Device hereunder shall be as set forth in EXHIBIT D hereto. Ostex shall make all payments under the Agreement to Metrika in United States dollars as directed by Metrika within thirty (30) days after the receipt by Ostex of the invoice.

         5.       COMMERCIALIZATION AND DISTRIBUTION.

                5.1 COMMERCIALIZATION AND DISTRIBUTION SALES. Subject to the terms and conditions of this Agreement, Ostex shall have the exclusive (as defined in Section 5.2.1 hereto) right to market, promote, have marketed and promoted, sell, have sold, distribute and have distributed the NTx/Digital Response Device throughout the Territory within the Field of Use. Subject to
Section 5.2.2, Ostex agrees to use its best efforts to market and sell the NTx/Digital Response Device in the Territory in the Field of Use; provided, however, the parties acknowledge that prior to the Effective Date, Ostex has granted to Mochida Pharmaceutical Company, Ltd. ('Mochida') exclusive rights to commercialize

                  NOTE: CONFIDENTIAL TREATMENT REQUESTED.

the NTx Assay Technology in Japan, and therefore Ostex shall not have the right to promote, market and sell the NTx/ Digital Response Device in Japan without the prior agreement of Mochida, provided, however, that Ostex agrees to use its reasonable commercial efforts to obtain rights from Mochida for the promotion, marketing and sale of the NTx/Digital Response Device in Japan or have Mochida distribute the NTx/Digital Response Device in Japan. Ostex shall have the right to appoint subdistributors for the NTx/Digital Response Device ('Subdistributors').



                  5.2      EXCLUSIVITY.

                           5.2.1  During  the  Term of this  Agreement,  Metrika
shall not itself market or sell, or
grant rights to third parties to market or sell, the NTx/Digital Response Device or any other Digital Response Device that measures XXXXXXX that will compete with the NTx/Digital Response Device.

                           5.2.2  The   parties   acknowledge   that  Ostex  has
disclosed to Metrika that prior to the
Effective Date, Ostex has entered into an agreement with (i) Hologic, Inc. dated January 14, 1997, whereby Ostex will be marketing and selling a Serex developed device containing the NTx Assay Technology ('Serex Device') and (ii) Johnson and Johnson Clinical Diagnostics, Inc. ('JJCD') dated June 7, 1995, whereby JJCD has
(a) rights to manufacture and market an over-the-counter and/or POC devices incorporating the NTx Assay Technology, (b) rights to incorporate the NTx Assay Technology into JJCD's laboratory based clinical analyzer , and (c) rights to sell Ostex's Osteomark microtiter plate assay product . Ostex hereby agrees that during the Term of this Agreement, other than the Serex Device and the JJCD over-the-counter or POC products, it will not itself market or sell, or grant rights to third parties to market or sell, in the Territory (except Japan) any other XXXXXXXXXXXXXXX device containing the NTx Assay Technology, XXXXXXXXX, other than the NTx/Digital Response Device.

                  5.3 OPTION TO OSTEX. Metrika hereby grants to Ostex an exclusive option to negotiate and enter into an agreement with Metrika for the worldwide, exclusive distribution rights to a Digital Response Device measuring XXXXXXX, which option may be exercised during the period commencing from the Effective Date and expiring XXXXXXX ('Option Period'); provided, however, any obligations and rights of the parties pursuant to this Section 5.3 shall be extinguished if the parties have not entered into a definitive agreement within one (1) month after the expiration of the Option Period.

                  5.4 OVER-THE-COUNTER APPLICATIONS. If Ostex signs an agreement with a company to assist Ostex in the marketing of the NTx/Digital Response Device to the over-the-counter market, and that agreement includes an up-front payment to Ostex, Metrika will receive XXXXX payment received by Ostex and XXXXX given in consideration for such over-the-counter marketing rights. Metrika's portion of such payments or fees will be calculated based on the amount remaining from such payments or fees after Ostex has paid WRF such compensation that it is entitled to as described in the WRF/Ostex Exclusive License Agreement. Fees shall include any royalty, license, option, and milestone fees paid for the marketing rights described herein, but shall not include non-monetary consideration, such as payment by the company of clinical, regulatory, or packaging costs incurred by Ostex for adaptation of the NTx/Digital Response Device for the over-the-counter market. Ostex agrees to inform Metrika of all discussions, negotiations and subsequent deals with any over-the-counter partners.

                  5.5 REPRESENTATIONS TO CUSTOMERS. Ostex shall not incur any liability on behalf of Metrika, nor describe or hold itself out as an employee or representative of Metrika, nor make any claims, warranties or representations with respect to the NTx/Digital Response Device except as previously approved in writing by Metrika.

                  5.6 SERIOUS INJURY. Each party shall, within twenty-four hours, advise the other by telephone, (with follow-up hard copy, receipt confirmed) of any adverse effect or malfunction related to the NTx/Digital Response Devices or the Critical Reagents of which the notifying party gains knowledge during the Term of this Agreement that may have caused or contributed to, or should it reoccur is likely to cause or contribute to, serious injury, illness, or death. The notifying party shall include in the notification the name, address, and telephone number of the person or entity purchasing the product in question, the name, address, and telephone of the patient (if different), and the lot or serial number of the Critical Reagents or NTx/Digital Response Device involved in the incident, as appropriate.

                  5.7 PRODUCT RECALL. If either party believes that a recall of the NTx/Digital Response Device is necessary or appropriate, it will promptly notify the other, and the parties will (unless such recall is required by law) discuss whether such recall is necessary or appropriate, and shall discuss the manner in which any agreed or required recall shall be conducted. If a recall is not required by law and the parties cannot agree whether the recall is necessary or appropriate, either party may elect to conduct the recall in question. The parties shall cooperate with each other in conducting any such recall. All out of pocket costs of a required or agreed recall shall be shared equally by the parties, unless and to the extent that such recall is the result of a breach of the warranties hereunder by one party, in which case such costs shall be borne by the breaching party. All costs of a recall to which the parties have not agreed shall be borne by the party that elects to conduct the recall, provided that if a court of competent jurisdiction determines that said recall was caused by (i) the fact that any Critical Reagents are in violation of applicable law or the terms of this Agreement, or any error, defect or misrepresentation in the Packaging Material, then the costs and expenses of such recall as well as any reasonable attorneys' fees related to such determination shall be borne by Ostex, or (ii) the fact that any NTx/Digital Response Device as supplied by Metrika is in violation of applicable law or the terms of this Agreement other than for reasons set forth in (i) above, then the costs and expenses of such recall as well as any reasonable attorneys' fees related to such determination shall be borne by Metrika. Each party shall maintain complete and accurate records of all products manufactured or sold by it for such periods as required by law. Nothing in this Section 5.7 shall be construed to modify or limit any legal obligation of either party with respect to any recall.

                  5.8 CORRECTIVE ACTION. If any government agency with jurisdiction shall request or order any corrective action with respect to any Critical Reagent, or NTx/Digital Response Devices, including but not limited to any recall, customer notice, restriction, change, market action, or modification of the product in question, and the cause or basis for such corrective action is primarily attributable to a condition, fact, or action that constitutes a breach by a party of any of its warranties, representations or covenants contained herein, then such party shall be liable for and shall reimburse the other party for all costs incurred as a result of such action, including replacement cost of any product affected thereby.

         6. TRANSFER OF STOCK. On the Effective Date, Ostex shall assign and transfer to Metrika 40,000 shares of Metrika stock in accordance with the terms and conditions of the Stock Transfer Agreement by and between the parties of even date herewith. In addition, Ostex agrees to fully vest and register under applicable securities laws the 70,633 shares of Ostex stock owned by Metrika as of the effective date on the earlier of: (i) the date CLIA Waiver is obtained for the NTx/Digital Response Device or (ii) two (2) years from April 10, 1997 in accordance with the terms and conditions of the Amendment No. 1 to the Stock Purchase Agreement by and between the parties of even date herewith.

         7. STANDOFF PERIOD. In the event that Metrika makes an initial public offering of Metrika stock ('IPO'), Ostex acknowledges that pursuant to that certain Fourth Amended and Restated Investor's Rights Agreement dated May 7, 1998, among Metrika, Ostex and certain other shareholders of Metrika named therein, Ostex has agreed to a 180 day standoff period beginning on the effective date of the IPO before Ostex sells any shares of Metrika stock, provided that the underwriters of such IPO request such a standoff period of all such shareholders.

         8. OWNERSHIP OF DISCOVERIES. It is the intent of the parties that the ownership of any and all Discoveries resulting from this Agreement, regardless of inventorship, shall: (a) vest solely in Ostex if such rights relate exclusively to the NTx Assay Technology; (b) vest solely in Metrika if such rights relate exclusively to the MODM Technology and/or the Digital Response Device; and (c) in all other cases vest in the party or parties of the inventor.

         9.       CONFIDENTIALITY.

                  9.1. OBLIGATION NOT TO DISCLOSE CONFIDENTIAL INFORMATION. Recipient shall not at any time, and shall cause its permitted assigns and sublicensees to commit not to at any time for a period of seven (7) years following the termination of this Agreement, disclose or otherwise make known or available to any person, firm, corporation, or other entity other than Discloser any Confidential Information received from the Discloser without the express prior written consent of that Discloser. With respect to Confidential Information developed under this Agreement and which is not Confidential Information of one party only, neither party shall disclose or otherwise make such Confidential Information known or available to any person, firm, corporation, or other entity without the express prior written consent of the other party, not to be unreasonably withheld or delayed. Recipient shall utilize reasonable procedures to safeguard Confidential Information, including releasing Confidential Information only to those employees and legal representatives to whom disclosure is necessary or appropriate for the Recipient to undertake its responsibility pursuant to this Agreement. Notwithstanding the above, Recipient may disclose Confidential Information of Discloser to (i) its legal representatives, prospective investors, (so long a such disclosure of Confidential Information is limited to the existence of this Agreement and its basic terms and conditions), permitted assigns and contract manufacturers under conditions as to assure the confidential treatment thereof by such persons, and
(ii) as required by law or to comply with applicable governmental regulations or court orders.

NOTE: CONFIDENTIAL TREATMENT REQUESTED.

                  9.2 RECIPIENT'S OWN USE OF CONFIDENTIAL INFORMATION. Recipient shall not make any use, directly or indirectly, of any Confidential Information of the Discloser except in the ordinary course of business pursuant to this Agreement or any other specific, written agreement entered into between Ostex and Metrika.

                  9.3 SPECIFIC PERFORMANCE. The parties acknowledge that: (a) the covenants set forth in this Section 9 are essential to the activities contemplated by this Agreement; (b) but for the agreement of each party to comply with such covenants, neither party would have entered into such activities; (c) each party has consulted with or has had the opportunity to consult with counsel and has been advised in all respects concerning the reasonableness of such covenants as to time and scope; (d) Discloser may have no adequate remedy at law if Recipient violates or fails to perform under this
Section 9; and (e) Discloser shall have the right, in addition to any other rights it may have, to seek from a court of competent jurisdiction preliminary and permanent injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce Recipient's obligations under this Section 9 if Recipient fails to perform in accordance herewith.

         10.      TERM AND TERMINATION.

                  10.1 INITIAL LICENSE TERM. This Agreement shall be in full force and effect commencing on the Effective Date and, unless earlier terminated in accordance with this Section 10, shall remain in effect for XXXXX after CLIA Waiver is received (the 'Initial Term'); provided, however, on XXXXX after CLIA Waiver, if requested by a party, the parties agree to negotiate in good faith a renewal term of this Agreement ('Renewal Term'), under terms that are mutually agreed upon by both parties. The Initial Term and any Renewal Term shall be collectively referred to as 'Term'.

                  10.2 TERMINATION FOR BREACH. Except for termination by Ostex pursuant to Section 3.2, in the event either party shall have materially breached or defaulted in the performance of a material obligation hereunder, the non-breaching party may terminate this Agreement by written notice to the breaching party stating in reasonable detail the alleged breach and its intent to terminate this Agreement if such breach is not cured within forty-five (45) days from the receipt of such notice by the breaching party. This Agreement shall terminate if such material breach is not cured by the breaching party within such forty-five (45) day period. Without limiting the generality of the foregoing, a 'material breach' or 'failure to perform' shall include without limitation, any material failure to remit payments, or failure to comply with any financial reporting requirement, or material failure to maintain Ostex's rights pursuant to the WRF/Ostex Exclusive License Agreement.

                  10.3 BANKRUPTCY OF A PARTY. Either party may terminate this Agreement and the rights granted hereunder, effective upon giving written notice of such termination to the other party, if such other party enters into any proceeding, whether voluntary or otherwise, in bankruptcy, reorganization, or arrangement for the appointment of a receiver or trustee to take possession of such other party's assets or any other proceeding under any law for the relief of creditors, or makes an assignment for the benefit of creditors.

                  10.4     RIGHTS AND DUTIES UPON TERMINATION.

                           10.4.1 PAYMENTS. Upon termination of this Agreement, each party shall pay to the other all payments that are due and have accrued and are outstanding as of the date of termination.

                           10.4.2   RETURN OF  MATERIALS.  Within  thirty
     (30) days following termination of this Agreement, each party having possession of or control over any Confidential Information of the other party shall return to such other party all written and otherwise recorded or stored matter containing such Confidential Information, including all original matter and all copies thereof; provided, however, that each party's legal department or outside counsel may retain one copy of the Confidential Information in its confidentially maintained files, solely for the purpose of identifying information to be protected pursuant to any applicable non-disclosure obligation.

                           10.4.3 NTX/DIGITAL RESPONSE DEVICES REMAINING. Upon termination of this Agreement, Ostex shall have the right to sell
NTx/Digital   Response  Devices  then  remaining  in  its  possession  within  a reasonable time after termination hereof.

                           10.4.4   SURVIVAL OF TERMS.  Notwithstanding  any
other provision herein to the contrary, Sections 1, 4.3, , 4.4.7, 5.6, 5.7, 5.8, 6, 7, 8, 9, 10.4, 11, 13, 15, 16, 18
and 20 of this Agreement shall survive any termination or expiration hereof. Except as set forth herein, all rights, duties and obligations of the parties hereunder shall terminate upon the termination or expiration of this Agreement.

                           10.4.5   EFFECT  OF  DISPUTED  BREACH.  In the
event of any disputed breach under this Agreement, except for termination by Ostex pursuant to Section 3.2, running of the time period in which a party must cure a breach of this Agreement shall be suspended as to the matter of the dispute pending an arbitration decision that a breach has in fact occurred; PROVIDED that during such suspension, one hundred fifty percent (150%) of any amount in dispute shall be placed into an interest-bearing escrow account, and upon resolution of the dispute, the substantially prevailing party shall be entitled to be paid (1) the disputed amount, plus (2) interest thereon during the suspension at the rate of ten percent (10%) per annum, plus (3) its attorneys' fees relating to the dispute.

         11.      REPRESENTATIONS.  WARRANTIES AND INDEMNITIES.

                  11.1 BY OSTEX. Ostex represents and warrants to Metrika as follows:

                           11.1.1   ORGANIZATION   AND  AUTHORITY.   As  of  the
Effective Date of the Agreement, Ostex is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, USA, has all requisite corporate power and authority to carry on its business and perform its obligations hereunder, and is duly  qualified  to do  business  in any of those
 jurisdictions in the United States of America where failure to qualify could have a material adverse effect on its ability to perform its obligations hereunder. The execution and delivery of this Agreement by Ostex, and the performance of the obligations of Ostex contemplated hereby, have been duly and validly authorized by all necessary legal action on its part, and this Agreement is legal, valid and binding against Ostex in accordance with its terms. Except as have been or will be obtained by Ostex, no permit, consent, approval or authorization of; or declaration to or filing with, any person, party or governmental or regulatory authority of the United States is required in connection with the delivery, consummation and/or performance by Ostex of this Agreement.

                           11.1.2   OSTEX PATENT  RIGHTS AND OSTEX  KNOW-HOW.
 During the Term:  (a) Ostex will either
have or will procure (including taking any required licenses under third party Intellectual Property Rights at its sole expense, including any necessary royalty payments) all rights necessary for Metrika to enjoy the rights to Ostex Intellectual Property Rights granted in Section 2.1; (b) Ostex will take all necessary actions to maintain all Ostex Patent Rights commensurate with the license grant in Section 2.1 in full force and effect, and (c) Ostex will maintain the WRF/Ostex Exclusive License Agreement in full force and effect and will be responsible for any and all license fees and royalties payable to WRF thereunder.

                           11.1.3   NO DEFAULT.  The  execution,  delivery and
 performance of this Agreement by Ostex
does not and shall not conflict with, result in a breach of; or constitute a default under (with or without the giving of notice, or the passage of time, or both), any agreement or instrument to which Ostex is a party or by which it is bound.

                           11.1.4 OSTEX'S DISCLAIMER OF OTHER WARRANTIES. Ostex disclaims all implied warranties, including without limitation any warranty of merchantability or fitness for a particular purpose.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OSTEX MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                  11.2 BY METRIKA. Metrika represents and warrants to Ostex as follows:

                           11.2.1   ORGANIZATION  AND AUTHORITY.  As of the
Effective Date of the Agreement, Metrika is duly organized, validly existing and in good standing under the laws of California, USA and has all requisite power and authority to carry on its business and the performance of its obligations hereunder, and is duly qualified to do business in any of those jurisdictions where failure to qualify could have a material adverse effect on its ability to perform its obligations hereunder. The execution and delivery of this Agreement by Metrika, and the performance of the obligations contemplated hereby, have been duly and validly authorized by all necessary legal action on its part, and this Agreement is legal, valid and binding against Metrika in accordance with its terms. Except as have been or will be obtained by Metrika, no permit, consent, approval or authorization of; or declaration to or filing with, any person, party or governmental or regulatory authority having jurisdiction is required in connection with the delivery, consummation and/or performance of this Agreement.

                           11.2.2   METRIKA  PATENT  RIGHTS.  During the Term:
 (a)  Metrika  will either have or will
procure (including taking any required licenses under third party Intellectual Property Rights at its sole expense, including any necessary royalty payments) all rights necessary for Ostex to enjoy the rights to Metrika Patent Rights granted in Section 2.2; and (b) Metrika will take all necessary actions to maintain all Metrika Patent Rights commensurate with the license grant in
Section 2.2 in full force and effect.

                           11.2.3   NO DEFAULT.  The execution,  delivery and
performance of this Agreement by Metrika does not and shall not conflict with, result in a breach of; or constitute a default under (with or without the giving of notice, or the passage of time, or both), any agreement or instrument to which Metrika is a party or by which it is bound.

                           11.2.4   METRIKA'S   DISCLAIMER  OF  OTHER
     WARRANTIES. Metrika disclaims all implied warranties, including without limitation any warranty of merchantability or fitness for a particular purpose.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, OSTEX MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE

                  11.3 U.S. FOREIGN CORRUPT PRACTICES ACT. Each party shall indemnify, defend and hold the other party, its subsidiaries and Affiliates, and the directors, officers, employees and agents of any of them, harmless from and against all and any claims, proceedings, losses, fines, expenses (including without limitation reasonable attorneys fees and expenses) and penalties incurred by said party arising out of any Prohibited Practice committed by said party or any of its officers, directors, shareholders, employees, or agents.

         For purposes of this Section 11.3, the following shall be deemed a 'Prohibited Practice'; the offer, payment, promise to pay, or authorization of the paying of any money, or the offer, giving, promise to give or authorization of the giving of anything of value to any officer or employee of any government or any department, agency or instrumentality thereof; or any person acting in an official capacity for or on behalf of any such government, department, agency or instrumentality, or any political party or official thereof; or any candidate for political office, or any intermediary for any such persons or party, in each case for purposes of (a) influencing any act or decision of any such persons or party in their or its official capacity, or (b) inducing any such person or party to do or omit to do any act in violation of the lawful duty of such person or party, or (c) inducing any such person or party to use their or its influence with any government or instrumentality thereof to affect or influence any act or decision of any such government or instrumentality, in each case (a), (b) and
(c) in order to assist the applicable party hereto in obtaining or retaining business for, or with, or directing business to, any person or entity in violation of the U.S. Foreign Corrupt Practices Act.

                  11.4     GOVERNMENTAL COMPLIANCE.  Each party shall obtain
     and maintain all required licenses, permits, certificates and authorizations needed to perform its obligations under this Agreement for the effectiveness of this Agreement in all jurisdictions where said party operates, for the import and for the export of the NTx/Digital Response Devices, and for the marketing, distribution and Sale of the NTx/Digital Response Devices. Metrika will hold and solely own all regulatory approvals for the NTx/Digital Response Device.

         12. THIRD-PARTY INFRINGEMENT. If, during the Term of this Agreement, either party becomes aware that one or more third parties are infringing or are threatening to infringe the Ostex Patent Rights or the Metrika Patent Rights, said party (the 'Notifying Party') shall immediately provide to the other party all details in said party's knowledge or possession concerning the kind and character of the infringement and any other pertinent information that said party may have.

         13.      DEFENSE OF THIRD-PARTY CLAIMS.

                  13.1 METRIKA DEFENSE OF THIRD-PARTY CLAIMS AND INDEMNITY. To the extent that any claim, suit, or other legal proceeding is threatened or commenced against Ostex or WRF that is founded on an allegation that the Digital Response Device or MODM Technology as incorporated into the NTx/Digital Response Device infringes any trade secret, patent, or copyright belonging to a third party, Ostex will give Metrika prompt written notice of such legal proceeding and Metrika may elect to assume sole control of the defense to or settlement of such dispute. Ostex shall cooperate fully with Metrika in any defense, settlement or compromise made by Metrika. Ostex shall not enter into any settlement agreement or other voluntary resolution of any such claim, suit, or other legal proceeding without obtaining Metrika's prior written consent thereto. If Ostex has complied fully with the procedures set forth in this
Section 13.1, Metrika will indemnify and hold Ostex and WRF harmless from and against any loss, cost, damage, or other expenses, including reasonable attorneys' fees, incurred by Ostex and WRF as a result of such claim, suit or legal proceeding. If a final injunction is obtained against Ostex's marketing and sale of the NTx/Digital Response Devices, or if in the opinion of Metrika the subject NTx/Digital Response Devices are likely to become the subject of a successful claim of infringement, Metrika may, at its option and expense, (i) procure for Ostex the right to continue its performance under this Agreement,
(ii) replace or modify the NTx/Digital Response Devices so that they become non-infringing, or (iii) if neither (i) or (ii) are reasonably available, terminate this Agreement without further obligation or liability. This indemnification provision shall not apply and Metrika shall have no liability to the extent that the NTx/Digital Response Device has been modified or tampered with in any way without the express written consent of Metrika, or if Ostex has any interest in the claim, suit or other legal proceeding, or any license to any right so asserted.

13.2 OSTEX DEFENSE OF THIRD-PARTY CLAIMS AND INDEMNITY. To the extent that any claim, suit, or other legal proceeding is threatened or commenced against Metrika that is founded on an allegation that the NTx Assay Technology or Critical Reagents as used in the NTx/Digital Response Device or use of the NTx/Digital Response Device specifically to assay NTx in urine, infringes any trade secret, patent, or copyright belonging to a third party, Metrika will give Ostex prompt written notice of such legal proceeding and Ostex may elect to assume sole control of the defense to or settlement of such dispute. Metrika shall cooperate fully with Ostex in any defense, settlement or compromise made by Ostex. Metrika shall not enter into any settlement agreement or other voluntary resolution of any such claim, suit, or other legal proceeding without obtaining Ostex's prior written consent thereto. If Metrika has complied fully with the procedures set forth in this Section 13.2, Ostex will indemnify and hold Metrika harmless from and against any loss, cost, damage, or other expenses including reasonable attorneys' fees incurred by Metrika as a result of such claim, suit or legal proceeding. If a final injunction is obtained against Metrika's use of the NTx Assay Technology or Critical Reagents in the NTx/Digital Response Device, or if in the opinion of Ostex the NTx Assay Technology or Critical Reagents are likely to become the subject of a successful claim of infringement, Ostex may, at its option and expense, (i) procure for Metrika the right to continue using the NTx Assay Technology or Critical Reagents in accordance with terms of this Agreement, (ii) replace or modify the NTx Assay Technology or Critical Reagents so that it (they) becomes non-infringing, or (iii) if neither (i) or (ii) are reasonably available, accept return of the Critical Reagents held by Metrika and its designated manufacturer(s) in inventory, and terminate this Agreement without further obligation or liability. This indemnification provision shall not apply and Ostex shall have no liability to the extent that NTx Assay Technology or Critical Reagents have been modified or tampered with in any way without the express written consent of Ostex, or if Metrika has any interest in the claim, suit or other legal proceeding, or any license to any right so asserted.

                  13.3 SHARED DEFENSE OF THIRD-PARTY CLAIMS. With respect to any claim, suit or other legal proceeding threatened or commenced against Metrika or Ostex that is founded, in whole or in part, on an allegation that the NTx/Digital Response Device infringes any trade secret, patent or copyright belonging to a third party, which claim, suit or other legal proceeding is not covered by the provisions of Section 13.1 or 13.2 above, the parties agree to share control of the defense or settlement of such claim and shall share equally all costs and liabilities resulting from such claim, suit or other legal proceeding.

         14.      USE OF TRADEMARKS AND TRADE NAMES.

                  14.1 RESTRICTED RIGHTS TO USE. No provision of this Agreement shall be interpreted or construed as conferring upon either party any right to use in labeling, advertising, marketing, publicizing or otherwise promoting the NTx/Digital Response Device, any name, trade name, trademark, or other designation (or derivation thereof) of the other party hereto or WRF or the University of Washington, except as expressly provided under this Section 14.

                  14.2 USE OF NAMES AND MARKS IN LABELING. The NTx/Digital Response Device shall be sold under tradenames and/or trademarks selected by Ostex; provided, however, that each NTx/Digital Response Device shall be labeled with: (i) a Metrika trademark selected by Metrika ('Metrika Trademark') and (ii) a statement identifying that such NTx/Digital Response Device was manufactured by Metrika for exclusive distribution by Ostex ('Identifying Statement') both in sizes and locations mutually agreeable to the parties. Metrika shall also have the right to review and approve all claims relating to the intended use of NTx/Digital Response Devices contained in package inserts and other promotional materials, which approval shall not be unreasonably withheld. Metrika hereby grants to Ostex a non-transferable, non-exclusive license, concurrent with the Term of this Agreement, to use such Identifying Statement and Metrika Trademark solely for the purposes set forth herein. Neither party shall use any trademark of the other party with respect to products not covered by this Agreement. Each party shall have the right to review and approve the use of its marks in any proposed product literature, advertising material or material for publication. In the event that any action or proceeding is initiated against Metrika, Ostex, or any other licensee or distributor of Ostex in any country alleging that any Metrika Trademark infringes the trademark rights of the third party initiating such action or proceeding, Ostex may continue to market NTx/Digital Response Devices within such country without said Metrika Trademark affixed thereto (but with such other trademark as Metrika may reasonably specify) pending resolution of the dispute as to trademark rights.

                  14.3 TRADEMARK REGISTRATION. Ostex shall be responsible for the registration, maintenance and enforcement of its own trade names and trademarks for the NTx/Digital Response Product. Each party shall from time to time, and in any event upon the issuance of additional registrations, modify its use of trademarks to incorporate proper notice of registration and other claims of right, in accordance with the laws and customs of the various countries in which it operates pursuant to this Agreement.

         15.      ASSIGNMENT AND SUBLICENSE.

                  15.1 BY METRIKA. Except as specifically permitted by this Agreement, Metrika shall not assign, sublicense, delegate, or in any other manner transfer any of its rights, privileges, obligations or duties under this Agreement to any third party without the prior written consent of Ostex, which consent may be withheld in Ostex's sole and absolute discretion, provided that this provision shall not apply to any merger, consolidation, or sale of substantially all of the assets of Metrika, or any third-party acquisition of a majority of the business interests or voting shares of Metrika, provided that the surviving party shall within a reasonable period following the final closing of such transaction, expressly agree in writing to be bound by this agreement. Any attempt by Metrika to assign, sublicense, delegate or otherwise transfer any right, privilege, obligation or duty under this Agreement other than in accordance with this Section 15 shall be void and shall, at the option of Ostex, be cause for immediate termination of this Agreement and all licenses granted hereunder.

                  15.2 BY OSTEX. Except as specifically permitted by this Agreement, Ostex shall not assign, sublicense, delegate, or in any other manner transfer any of its rights, privileges, obligations or duties under this Agreement to any third party without the prior written consent of Metrika, which consent may be withheld in Metrika's sole and absolute discretion, provided that this provision shall not apply to any merger, consolidation, or sale of substantially all of the assets of Ostex, or any third-party acquisition of a majority of the business interests or voting shares of Ostex, provided that the surviving party shall within a reasonable period following the final closing of such transaction, expressly agree in writing to be bound by this agreement. Any attempt by Ostex to assign, sublicense, delegate or otherwise transfer any right, privilege, obligation or duty under this Agreement other than in accordance with this Section 15 shall be void and shall, at the option of Metrika, be cause for immediate termination of this Agreement and all licenses granted hereunder.

         16.      ARBITRATION.

                  16.1 AGREEMENT TO SETTLE DISPUTES BY ARBITRATION. At the request through notice of either Ostex or Metrika, any controversy or claim arising between the parties and related to or arising out of the construction, interpretation, or enforcement of any term or condition of this Agreement or any transaction hereunder (including the decision to enter into this Agreement), which controversy or claim cannot first be settled amicably between the parties (including without limitation through utilization of third-party mediation agreed to by both parties), shall be submitted to arbitration. Such arbitration shall be conducted in Seattle, Washington, if initiated by Metrika, or in San Francisco, California, if initiated by Ostex, and in either case shall be conducted in accordance with the applicable Rules of the American Arbitration Association in effect on the date of such controversy or claim.

                  16.2 APPOINTMENT OF ARBITRATORS. Within thirty (30) days after the delivery pursuant to Section 16.1 above of a notice of request for arbitration, Metrika and Ostex shall each appoint one independent person as an arbitrator to hear and determine the dispute. The two persons so chosen shall by agreement select a third, impartial arbitrator, which selection shall be final and conclusive upon both parties. Each arbitrator shall be experienced in international and domestic manufacturing and distribution of products similar to the NTx/Digital Response Device. If either party fails to designate its arbitrator within sixty (60) days after the notice of arbitration is received, then the arbitrator designated by the one party shall act as the sole arbitrator and shall be deemed to be the single, mutually approved arbitrator to resolve the dispute.

                  16.3 ARBITRATORS' POWERS. The arbitrators shall have all the powers of a State or Federal Court located at the site of the arbitration, including the power to order specific enforcement of this Agreement and to order the production of relevant and non-privileged documents by one party for inspection and duplication by the other party prior to the arbitration hearing; provided, however, that the arbitrators shall be bound by this Agreement with regard to the restriction on consequential, incidental, and punitive damages as set forth in this Agreement.

                  16.4 DISCOVERY. The arbitrators prior to the hearing shall grant discovery pursuant to the intendment of the Federal Rules of Civil Procedure, and as the arbitrators determine to be appropriate under the circumstances.

                  16.5 PROTECTIVE ORDER. In the event of arbitration and at the request of either Ostex or Metrika, in order to protect Confidential Information and any other matter that either party would normally not reveal to third parties, the arbitrators shall enter a protective order in such form as the parties shall stipulate or as the arbitrators shall determine is suitable. Among other things, the protective order shall stipulate that the arbitrators themselves shall receive any information designated by either party as 'confidential' solely for purposes of assessing the facts and law for purposes of the arbitration, and shall not otherwise use or disclose such matter. At the request of either party, the protective order shall be entered as an award of the arbitration panel and shall enable either party to obtain the assistance of a court of competent jurisdiction to enter equitable decrees or other relief to enforce the provisions of the order as if it had been entered by that court.

                  16.6 EFFECT OF DECISION. The decision of the arbitrators shall state the reason for the award and shall be final, binding and conclusive upon the parties. The parties shall comply with such decision in good faith as if it were a final decision of a court. Judgment upon the award shall be entered in any court of competent jurisdiction. Any award made in connection with any arbitration shall be made in U.S. Dollars.

                  16.7 RIGHTS OF THIRD PARTIES. Notwithstanding the agreement to arbitrate any dispute between Ostex and Metrika, in the event that a controversy or claim between Ostex and Metrika involves an adjudication of the rights of a third party, and that third party does not agree to submit to arbitration and would under Rule 19(a) of the Federal Rules of Civil Procedure, if feasible, be joined as an indispensable party, then the dispute shall be brought to, and determined by, a court of the competent jurisdiction.

                  16.8 INTERIM RELIEF. Upon the application of either party to this Agreement, and whether or not an arbitration, mediation or attempt to settle amicably has yet been initiated, all courts having jurisdiction over one or more of the parties are authorized to: (i) issue and enforce in any lawful manner such temporary restraining orders, preliminary injunctions and other interim measures of relief as may be necessary to prevent harm to a party's interests or as otherwise may be appropriate pending the conclusion of arbitration proceedings pursuant to this Agreement; and (ii) enter and enforce in any lawful manner such judgments for permanent equitable relief as may be necessary to prevent harm to a party's interests or as otherwise may be appropriate following the issuance of arbitral awards pursuant to this Agreement.

         17. PUBLICITY. No party shall announce or publicize this Agreement or any terms thereof without the advance written consent of the others (which approval shall not be unreasonably withheld), provided that either party may disclose the existence of this Agreement and such terms of this Agreement to its prospective investors and as may be required by law or by regulations of any governmental agency.

         18. RESPONSIBILITY FOR CLAIMS. In order to distribute between themselves the responsibility for the handling and expense of claims arising out of the manufacture, distribution, Sale or use of NTx/Digital Response Devices, the parties agree as follows:

                  18.1 OSTEX LIABILITY. Ostex shall defend, indemnify and hold harmless Metrika against any liability or damages from any claims, suits, proceedings, demands, recoveries or expenses ('Claims') to the extent that such Claims arises from or is based upon: (i) defects in the NTx/Digital Response Device to the extent that such defects are due to the Critical Reagents sold by Ostex or NTx Assay Technology licensed by Ostex pursuant to this Agreement; or
(ii) product claims or selling efforts whether written or oral, made or alleged to be made, by Ostex in its advertising, publicity, promotion, or

                  Sale of the NTx/Digital Response Device where such product claims or selling efforts were not approved by Metrika; (iii) any breach by Ostex of any of its representations or warranties contained herein; or (iv) any negligent or intentionally wrongful acts or omissions on the part of Ostex or its Subdistributors; provided that Metrika: (a) promptly notifies Ostex in writing of any such Claim which comes to its attention; (b) allows Ostex to control the defense or settlement of such Claim; (c) does not enter into any settlement or compromise of such Claim without the express authorization of Ostex; and (d) reasonably cooperates with Ostex in the defense of such Claim, subject to Ostex's payment of all expenses associated with such cooperation by Metrika. Metrika shall have the right to participate in a non-controlling fashion in such legal proceeding at its sole expense.

                  18.2 METRIKA LIABILITY. Metrika shall be liable for and shall indemnify and hold Ostex harmless against any liability or damages from any Claims to the extent that such Claims arises from or is based upon: (i) defects in the NTx/Digital Response Device (other than to the extent that such defects are due to the Critical Reagents or NTx Assay Technology); or (ii) any breach by Metrika of any of its representations or warranties contained herein or (iii) any negligent or intentionally wrongful acts or omissions on the part of Metrika or its designated manufacturer(s); provided that Ostex: (a) promptly notifies Metrika in writing of any such Claim which comes to its attention; (b) allows Metrika to control the defense or settlement of such Claim; (c) does not enter into any settlement or compromise of such Claim without the express authorization of Metrika; and (d) reasonably cooperates with Metrika in the defense of such Claim, subject to Metrika's payment of all expenses associated with such cooperation by Ostex. Ostex shall have the right to participate in a non-controlling fashion in such legal proceeding at its sole expense.

         18.3 CONSEQUENTIAL, INCIDENTAL AND PUNITIVE DAMAGES. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES THAT MAY ARISE OUT OF THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOSS OF SALES, POTENTIAL SALES, PROFITS OR BUSINESS), OTHER THAN PURSUANT TO ITS OBLIGATIONS UNDER SECTIONS 9, 13.1, 13.2, 18.1, 18.2 OR AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, REGARDLESS OF WHETHER SUCH OTHER PARTY HAS BEEN INFORMED OF THE POSSIBILITY THAT SUCH DAMAGES MAY OCCUR.

         19. NOTICE. Any notice given in regard to this Agreement shall be given in writing and shall be delivered personally, or shall be sent by first class mail or registered certified mail, postage, and charges prepaid, to:

                  if to Ostex:

                           Ostex International, Inc.
                           2203 Airport Way South
                           Suite 400
                           Seattle, Washington  98134
                           Attention:  President

                  Copy to:

                                    Perkins Coie LLP
                                    1201 Third Avenue, 40th Floor
                                    Seattle, WA 98101
                                    Attn:  James R. Lisbakken

                  if to Metrika:

                           Metrika, Inc.
                           510 Oakmead Parkway
                           Sunnyvale, California  94086
                           Attention CEO

                  Copy to: Venture Law Group
                                    2800 Sand Hill Road
                                    Menlo Park, California  94025
                                    Attn:  Michael Hall

Any notice so given shall be effective upon the date of actual receipt by the addressee as evidenced by return receipt or other written confirmation. Either party may by advance notice given pursuant to this Section 19 designate a substitute address for receipt of future notices.

         20. GOVERNING LAW. All claims or controversies asserted by Ostex against Metrika shall be construed and enforced in accordance with the laws of California. Any judicial action by Ostex relating to the relationship between the parties pursuant to this Agreement, or goods purchased or licensed hereunder (together with any counterclaims asserted by Metrika), shall be brought and tried in the State or Federal Courts located in California. All claims or controversies asserted by Metrika against Ostex shall be construed and enforced in accordance with the laws of the State of Washington. Any judicial action by Metrika relating to the relationship between the parties pursuant to this Agreement, or goods purchased or licensed hereunder (together with any counterclaims asserted by Ostex), shall be brought and tried in the State or Federal Courts located in the State of Washington. Notwithstanding the foregoing, interpretation and enforcement of the provisions of Section 16 shall be governed by and construed in accordance with the Federal Arbitration Act.

         21. INTEGRATION AND TERMINATION OF CO-MARKETING AGREEMENT. It is the desire and intent of the parties to provide certainty as to their future rights and undertakings herein. The parties in this Agreement have incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this (i) Agreement; (ii) the Stock Transfer Agreement (referred to in Section 6 above); and (iii) the Amendment No. 1 to the Stock Purchase Agreement (referred to in Section 6 above), and neither party makes any covenant or other commitment to the other concerning its future action. Accordingly, this (i) Agreement; (ii) the Stock Transfer Agreement (referred to in Section 6 above); and (iii) the Amendment No. 1 to the Stock Purchase Agreement (referred to in Section 6 above)
(i) constitutes the entire agreement and understanding between the parties and there are no promises, representations, conditions, provisions or terms related thereto other than those contained in (i) this Agreement; (ii) the Stock Transfer Agreement (referred to in Section 6 above); and (iii) the Amendment No. 1 to the Stock Purchase Agreement (referred to in Section 6 above), and (ii) supersedes all previous undertakings, agreements and representation between the parties, written or oral, with respect to the subject matter hereof. No modification of; addition to, or waiver of any provisions of this (i) Agreement;
(ii) the Stock Transfer Agreement (referred to in Section 6 above); and (iii) the Amendment No. 1 to the Stock Purchase Agreement (referred to in Section 6 above) shall be binding upon either party hereto unless the same shall be in writing duly executed by a duly authorized representative of both parties hereto. The parties agree that the Co-Marketing Agreement is hereby terminated and superseded in its entirety by (i) this Agreement; (ii) the Stock Transfer Agreement (referred to in Section 6 above); and (iii) the Amendment No. 1 to the Stock Purchase Agreement (referred to in Section 6 above).

         22.   MODIFICATION.   No   modification  to  this  Agreement  shall  be
enforceable unless made in writing and signed by an authorized representative of each party.

         23. SEVERABILITY. In the event that any provision of this Agreement is determined to be invalid or unenforceable for any reason, such provision shall be deemed inoperative only to the extent that it violates or conflicts with law or public policy and shall be deemed modified to the extent necessary to conform thereto, and all other provisions hereof shall remain in full force and effect.

         24. WAIVER. No express or implied waiver by either party of any right or remedy with respect to a default by the other party under any provision of this Agreement shall be deemed, interpreted or construed as a waiver of any right or remedy with respect to any other default under the same or any other provision hereof.

         25. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties' respective successors and assigns, subject to the restrictions on assignment set forth in Section 15 above.

         26. STANDSTILL PROVISION. During the Term of this Agreement, Metrika shall not make any offer for, and shall not actually acquire any legal or beneficial interest in the common stock or other securities of Ostex without the prior written consent of Ostex's Board of Directors other than with respect to such interests already held by Metrika prior to the date hereof, and Ostex shall not make any offer for, and shall not actually acquire any legal or beneficial interest in the common stock or other securities of Metrika, other than with respect to such interests already held by Ostex or its Affiliates prior to the date hereof, without the prior written consent of Metrika's Board of Directors. The parties each agree that any violation of this provision would cause irreparable harm to the other party. The parties each agree that the other party shall be entitled to all equitable remedies available to it to prevent violation of this provision, as well as all other legal remedies, and if successful in any claim, may recover from the violating party all reasonable costs and attorneys fees expended by it in seeking such remedy.

         27. INDEPENDENT CONTRACTOR. The relationship of Metrika and Ostex established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participates in a joint or common undertaking, or (iii) allow a party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

         IN WITNESS WHEREOF, the parties hereto have duly executed this agreement the day and year last written below.

         DATED AND EFFECTIVE as of the date first written above.


     METRIKA, INC.                      OSTEX INTERNATIONAL, INC.

     By:  /S/ MICHAEL P. ALLEN          By:  /S/ THOMAS A. BOLOGNA
         ---------------------              -----------------------
     Name:  Michael P. Allen            Name:  Thomas A. Bologna

     Title:  President and CEO          Title:  President & CEO

         Date:  June 8, 1998            Date: June 11, 1998

NOTE: CONFIDENTIAL TREATMENT REQUESTED.

                                    EXHIBIT A

                 SPECIFICATIONS FOR NTX/DIGITAL RESPONSE DEVICE

1.0      TIME TO RESULT
         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

2.0      SAMPLE TYPES
         XXXXXXXXXXXXXXXXXXXXXXXXX

3.0      SAMPLE STORAGE
         Samples can be stored for XXXXXXXXXXXXXXXXXXXXXXXXX, or subjected XXXXXXXXXXXXXXXX adversely affecting assay results.

4.0      SAMPLE VOLUME
         For 510(k) clearance, the device will operate with a minimum sample volume XXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

5.0      DEVICE ORIENTATION
         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
         XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

6.0      CALIBRATION
         There will be no calibration required by the user. Each device will be factory calibrated. The calibration will be valid until the labeled expiration date.

7.0      STABILITY
         7.1      SHELF LIFE
                  7.0.1    Definition:   Shelf  life  is  defined  as  the  time
                           interval from the date of manufacture to product expiration.

                  7.0.2    Minimum acceptable shelf life:

                           Non-CLIA waived Product Sales:  XXXXXXX

                           XXXXX of CLIA waived Product Sales: XXXXXXXXX XXXXX of CLIA waived Product Sales: XXXXX XXXXX of CLIA waived Product Sales: XXXXX

NOTE: CONFIDENTIAL TREATMENT REQUESTED.

         7.2      OPEN PACKAGE LIFE
                  XXXXXXXXXXXX conditions specified in 8.1 and 8.2.


8.0      OPERATING ENVIRONMENT
         8.1      TEMPERATURE
                  XXXXXXXXXX

         8.2      HUMIDITY
                  XXXXXXXXXX

         8.3      AMBIENT LIGHT
                  The device will not be adversely affected by ambient light.

         8.4        STORAGE AND SHIPPING CONDITIONS
                  8.4.1    Storage Condition
                           PRIOR TO CLIA WAIVER, acceptable product storage conditions will be: Refrigerated
                           XXXXXXXXX
                           AT THE TIME OF CLIA WAIVER, acceptable product storage conditions will be: Room
                           Temperature XXXXXXXXX

                  8.4.2    Shipping Condition
                           PRIOR TO CLIA WAIVER, acceptable product shipping conditions will be: Refrigerated
                           XXXXXXXXXXXXX
                           AT THE TIME OF CLIA WAIVER, acceptable product shipping conditions will be: Ambient

9.0      ACCURACY (MAXIMUM ALLOWABLE BIAS FROM REFERENCE)
         9.1      NTx:  XXX

         9.2      Creatinine:  XXX

10.0     PRECISION (TOTAL CLINICAL)
         10.1     NTX
                  XXXXXXX
                  XXXXXXX

         10.2     CREATININE
                  For 510(k) clearance:  XXXXXXXX
                  Within XXXXX after CLIA waiver: XXXXXXX

11.0     ASSAY RANGE
         11.1     NTX
                  For 510(k) clearance:  XXXXXXXXXXX
                  Within XXXXX after CLIA waiver:  XXXXXXXX

NOTE: CONFIDENTIAL TREATMENT REQUESTED.

         11.2     CREATININE
                  For 510(k) clearance:  XXXXXXXXXX
                  Within XXXXXX after CLIA waiver:  XXXXXXXXXX

12.0     INTERFERING SUBSTANCES
         12.1     NTX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXXX

         12.2     CREATININE
                  XXXXXXXXXXXXXXXXXXXXXXXXXX

13.0     RELIABILITY
         13.1     ERROR CONDITIONS
                  XXXXXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXXXXX

         13.2     MISUSE (PRODUCT LAUNCH)
                  XXXXXXXXXXXXXXXXXXXXXXXXXXXX

         13.3     FUNCTIONAL RELIABILITY
                  The functional reliability goal for released products is as follows:

                  XXXXX of Product Sales
                      XXXXX                              XXXXX
                      XXXXX                              XXXXX
                  XXXXX of Product Sales                      XXXXX
                  XXXXX of Product Sales                      XXXXX

                  This excludes all failures from improper use by the user.

NOTE: CONFIDENTIAL TREATMENT REQUESTED.

                                    EXHIBIT B

                  METRIKA AND OSTEX PRE-LAUNCH RESPONSIBILITIES


A. XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
     XXXXXXXXXXXXXXXXXXXXXXXXXXX
     XXXXXXXXXXXXXXXXXXXXXXXXXX

B.  XXXXXXXXXXXXXXXXXXXXXXXX
     XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
     XXXXXXXXXXXXXXXXXXXXXXXXXXXXX.  The lot  configuration  components which  comprise a clinical  lot,  and  production  staging  with respect to
clinical         trials        is         completed         at         Metrika's
discretion.XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

C.  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
     XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
     XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

D. Ostex, at their discretion, can conduct a pre-commercialization launch audit which includes QA, QC, manufacturing and product performance. Metrika agrees to assist in these audits. Test devices associated with these audits will be paid for by Ostex and be included in the non CLIA or CLIA waived purchases noted in Exhibit D.

E.  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

NOTE: CONFIDENTIAL TREATMENT REQUESTED.

                                    EXHIBIT C

                      SPECIFICATIONS FOR CRITICAL REAGENTS


                               SPECIFICATION SHEET



XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXX

         XXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXXXX

         XXXXXXXXXX
                  XXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXX

XXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXX

NOTE: CONFIDENTIAL TREATMENT REQUESTED.

TITLE                 LOT NO.     DOC NO.           REV               PAGE
NTX CONCENTRATE                    2007             G                 23 OF 24


                             ---- ATTACHMENT 3 ----
                                  QC DATA SHEET
------------------- ----------- -------------- -------------- -------------- -------------- ----------------
                    Volume      NTx nmol/mL    NTx Total      Protein        Protein        Specific
                    (mL)        BCE step 8.1   nmoles (=      mg/mL step     Total mg (=    Activity =
                                               vol (mL) *     8.3            protein        ([OBJECT
                                               nmol/mL BCE)                  (mg/mL) *      OMITTED])
                                                                             Vol (mL))
------------------- ----------- -------------- -------------- -------------- -------------- ----------------
------------------- ----------- -------------- -------------- -------------- -------------- ----------------
7.3.4 XXXXX         Step 7.3.3

------------------- ----------- -------------- -------------- -------------- -------------- ----------------
------------------- ----------- -------------- -------------- -------------- -------------- ----------------
7.10 XXXXX          Step 7.9

------------------- ----------- -------------- -------------- -------------- -------------- ----------------
------------------- ----------- -------------- -------------- -------------- -------------- ----------------
7.22 XXXXX          Step 7.20

------------------- ----------- -------------- -------------- -------------- -------------- ----------------
------------------- ----------- -------------- -------------- -------------- -------------- ----------------
7.28 XXXXX          Step 7.27
------------------- ----------- -------------- -------------- -------------- -------------- ----------------


Total nanomole yield = Tot nm step 7.3.4/tot nm step 7.28 x 100 =        %
                                                                  -------

QC Materials Used:
Osteomark(R)kit PN 9005 or 9006 LN      , calibrator diluent PN 2022 LN
                                   -----                                --
PBS PN 2003 LN             , Gold 300 pmol/mL NTx from PN 4010 LN 336C04
               ------------

(A)  Assay 1, Dilution 1                    (D)  Assay 2, Dilution 1
(B)  Assay 1, Dilution 2                    (E)  Assay 2, Dilution 2
(C)  Avg. of (A) and (B)                    F)  Avg. of (D) and (E)
(G) Percent Difference of (C) and (F) (If (G) > 20%, repeat steps 8.1.3 to 8.1.5) (H) Average of (A), (B), (D) and (E) (Record (H) in the table above)
Note: Percent difference between x and y = 100 * (absolute value (x - y)/(average (x, y))

Number of aliquots:
Volume per aliquot:
Total volume to inventory:
Total nanomoles BCE to inventory:
Expiration Date:
Initials:
Checked By:
Date:

==================================================================

QC Analyst Signature:                                                  Date:
Record Reviewed By:                                                    Date:
                                    Quality Control
Record Reviewed By:                                                    Date:
                                    Quality Assurance
                             Released: Not Released:

TITLE                    LOT NO.    DOC NO.           REV               PAGE
QUALIFICATION OF GOLD                0019              B                 1 - 6
REFERENCE CALIBRATORS

                                   TEST METHOD

--------------------------------------------------------------------

DOCUMENT CONTROL HISTORY:

CHANGE REQUEST NUMBER            REVISION     DATE             PROOFED BY
ECO 0554                         A            01/27/97          C. Smith
         New
ECO 0563                         B
         Change Gold Reference Lot


















------------------------------------------------------------------------

DOCUMENT APPROVAL

Quality Assurance         Manufacturing                      Development

SANDY JOHNSTONE            CORY SMITH                         JEFF MORGAN

Date:    01/27/97          Date:    01/20/97         Date:    01/23/97

---------------------------------------------------------------------------

     This document contains proprietary information which shall not be reproduced, transferred to other documents, disclosed to others, used for manufacturing or any other purpose without document control approval and/or prior written permission of Ostex International, Inc.

NOTE: CONFIDENTIAL TREATMENT REQUESTED.

1.0      PURPOSE

         The purpose of this document is to establish a test method for qualifying gold reference calibrators.


2.0      APPLICABILITY

         2.1      4011     NTx Calibrator Panel
         2.2      P083     Assignment of Expiration Dates


3.0      HEALTH AND SAFETY INFORMATION

         Osteomark(R) calibrators contain material derived from human bone. The bone has been thoroughly processed and the donor has been tested and found negative for Hepatitis B Surface Antigen and antibody HIV. However, no known test can offer absolute assurance that human products will not transmit Hepatitis, HIV, or other viruses.


4.0      MATERIALS/EQUIPMENT

         4.1      XXXXXXXXXXXXXXX
         4.2 All material needed to run the Osteomark(R)EIA kit, as per the Osteomark(R)instructional insert (PN
                  7002).
         4.3      Gold Calibrators, Lot 058-144.
         4.4      XXXXXXXXXXXXXX
         4.5      Caps, XXXXXXXXXXXXXXXX.  Same number as vials above.
         4.6      Labels, blank.  Need to fit on the vials in 4.4, XXXXX.


5.0      OTHER INFORMATION

         5.1      Shelf life:  XXXXXXXXXXXXXX.
         5.2      Storage conditions:  XXXXXXXXXXXXXX.
         5.3      Unit of measure:  ea.

6.0      PROCEDURE

         6.1 Select a set of 1, 30, 100, 300, 1000, and 3000 nM calibrators which come from the same part number 4011 lot, and which have passed the quality control procedure in document 4011. The calibrators must be from a lot which did not undergo any adjustments after being diluted from the 3000 nM calibrator.

         6.2 If the calibrators are not already filled, aliquot the calibrators into 0.5 mL volumes in polypropylene vials (PN
                  1093) with polypropylene caps (PN 1090). Record the procedure used and lot numbers of all materials in a laboratory notebook. Assign the calibrators a lot number corresponding to the notebook number and page. If the calibrators are not already labeled, label each vial as gold calibrator, and with lot number, concentration, and expiration date.

         6.3 Run an assay following the method specified in the Osteomark(R) instructional insert, PN 7002. Use previously released and matched components except for calibrators. Gold Calibrators (Ref) and the Calibrators being tested (Test) will be used instead of kit calibrators. Use the following plate map. (Note: Test wells and Ref wells are reversed every strip). This assay is to be run at least three and no more than four times for each calibrator (count valid assays only).

         1     2    3    4   5     6    7    8    9   10    11   12
          1nm        30nm     100nm     300nm     1000bnm     3000 nm
A        Test Ref   Test Ref  Test Ref  Test Ref  Test Ref  Test Ref
B        Ref  Test  Ref  Test Ref  Test Ref  Test Ref  Test Ref  Test
C        Test Ref   Test Ref  Test Ref  Test Ref  Test Ref  Test Ref
D        Ref  Test  Ref  Test Ref  Test Ref  Test Ref  Test Ref  Test
E        Test Ref   Test Ref  Test Ref  Test Ref  Test Ref  Test Ref
F        Ref  Test  Ref  Test Ref  Test Ref  Test Ref  Test Ref  Test
G        Test Ref   Test Ref  Test Ref  Test Ref  Test Ref  Test Ref
H        Ref  Test  Ref  Test Ref  Test Ref  Test Ref  Test Ref  Test

NOTE: CONFIDENTIAL TREATMENT REQUESTED.

7.0      ACCEPTANCE CRITERIA

         7.1 For each assay, calculate the coefficient of variance (% CV) of the eight OD replicates of 'Test' wells and the 'Ref' wells for each calibrator. The assay is valid for that calibrator if the % CV is less than or equal XXXXXXX.

         7.2 For each assay, determine the Test/Ref ratio (T/R) for each calibrator. Divide the mean Test OD result by the mean Reference OD result.

         7.3      a)       A calibrator passes acceptance criteria if the
                       Test/Ref ratio is XXXXXX for all three
                  assays.

                  b)       A  calibrator  fails   acceptance   criteria  if  the
                           Test/Ref ratio falls XXXXX for two or more assays.

                  c)       If a calibrator has a test/reference ratio XXXXXX.

         7.4      Calculate  the  average   Test/Ref   ratio  for  the  3000  nM
                  calibrator using all valid results from step 6.3. The average Test/Ref ratio passes acceptance criteria if it is XXXXXX.

         7.5 The calibrator set will be accepted as gold if all calibrators in the set pass acceptance criteria in steps 7.3 and 7.4.

         7.6 If the calibrator set is accepted as gold, initiate ECO of Document 4011 and Test Method 0019 to refer to the new gold lot. File the results in the QA files under Gold Calibrators. Label the container holding the calibrators with description, lot number, concentration and expiration date.
                  XXXXXXXXXXX.

         The following plate map will be required for testing calibrators per step 7.3c.

        1       2        3        4
        Calibrator 1     Calibrator 2
A        Test Ref        Test Ref
B        Ref  Test       Ref  Test
C        Test Ref        Test Ref
D        Ref  Test       Ref  Test
E        Test Ref        Test Ref
F        Ref  Test       Ref  Test
G        Test Ref        Test Ref
H        Ref  Test       Ref  Test

NOTE: CONFIDENTIAL TREATMENT REQUESTED.

                                  QC DATA SHEET
Assay IDs: _________________________________
Reference kit lot number: _____ Gold Calibrator Panel lot number: ____________ Attach a print-out for all raw OD data and curve calculations and results.

                     1 nm   30nm   100nm   300nm   1000nm  3000nm
Test % CV
                     ----   ----   ----     ----    -----   ----
Ref % CV
                     ----   ----   ----     ----    -----   ----
Test/Ref
                     ----   ----   ----     ----    -----   ----
Asasy 1 Pass/Fail
                     ----   ----   ----     ----    -----   ----
Test % CV
                     ----   ----   ----     ----    -----   ----
Ref % CV
                     ----   ----   ----     ----    -----   ----
Test/Ref
                     ----   ----   ----     ----    -----   ----
Asasy 2 Pass/Fail
                     ----   ----   ----     ----    -----   ----
Test % CV
                     ----   ----   ----     ----    -----   ----
Ref % CV
                     ----   ----   ----     ----    -----   ----
Test/Ref
                     ----   ----   ----     ----    -----   ----
Asasy 3 Pass/Fail
                     ----   ----   ----     ----    -----   ----
Test % CV
                     ----   ----   ----     ----    -----   ----
Ref % CV
                     ----   ----   ----     ----    -----   ----
Test/Ref
                     ----   ----   ----     ----    -----   ----
Asasy 4 Pass/Fail
                     ----   ----   ----     ----    -----   ----
        Pass/Fail
                     ----   ----   ----     ----    -----   ----
Validity criteria XXXX. Acceptance Criteria for 1,30,100,300,1000 and 3000 nm calibrators: XXXXXXXXXXXXX
Average 3000 nm  Test/Ref :
     Avg. Pass/Fail       :

Acceptance Criteria for 3000 nm average:  XXXXXXXXXXX


COMMENTS




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Record reviewed by: ____________________             _________
                           Quality Control           Date
                           Released _________        Not Released _________

Record reviewed by: ____________________                       _________
                    ------------------------
                           Quality Assurance         Date
                           Released _________        Not Released _________

NOTE: CONFIDENTIAL TREATMENT REQUESTED.


                                    EXHIBIT D

                             MINIMUMS AND PRICE LIST



--------------------------------- ----------------------- -------------- --------------------------- ------------
                                     MINIMUM VOLUMES (2)    PRICE ($)       PRICE ABOVE MINIMUM      SHELF LIFE
                                                                                  VOLUMES  (3)
                                  -----------------------                ---------------------------
Phase/Year                         Per Month   Per 12      at Minimum        Volume      Price ($)    (months)
                                               Month         Volumes     (units above
                                                Period                   minimum)
--------------------------------- ------------ ---------- -------------- --------------- ----------- ------------
Non CLIA waived (1)                  XXXX        XXXX         XXXX            XXXX          XXXX        XXXX
--------------------------------- ------------ ---------- -------------- --------------- ----------- ------------
--------------------------------- ------------ ---------- -------------- --------------- ----------- ------------
XXXX CLIA Waived Total               XXXX        XXXX
      XXXXX                          XXXX        XXXX         XXXX            XXXX          XXXX        XXXX
      XXXXX                          XXXX        XXXX         XXXX            XXXX          XXXX        XXXX
--------------------------------- ------------ ---------- -------------- --------------- ----------- ------------
--------------------------------- ------------ ---------- -------------- --------------- ----------- ------------
XXXX CLIA waived                     XXXX        XXXX         XXXX            XXXX          XXXX        XXXX
--------------------------------- ------------ ---------- -------------- --------------- ----------- ------------
--------------------------------- ------------ ---------- -------------- --------------- ----------- ------------
XXXX CLIA waived                     XXXX        XXXX         XXXX            XXXX          XXXX        XXXX
--------------------------------- ------------ ---------- -------------- --------------- ----------- ------------

(1) In the event that CLIA waiver occurs before XXXXX, the Minimum Volumes and associated transfer Price obligations for Ostex will shift to the XXXXX
CLIA Waived Volumes and transfer Prices immediately upon Ostex being provided with CLIA waiver documentation by Metrika.

(2) Minimum unit volume per month increases are contingent upon attaining both the above noted CLIA waived status and shelf life specifications, as well as the product specifications in Exhibit A.

(3) For twelve-month periods where the unit volume is greater than the number of units noted as Minimum Volumes, regardless of shelf life, any additional units purchased by Ostex during that twelve-month period will be at the prices indicated in the 'Price Above Minimum' column.